UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 12, 2020

Arena Pharmaceuticals, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	000-31161	23-2908305
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6154 Nancy Ridge Drive, San Diego, CA		92121
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (858) 453-7200

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ARNA	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

In this report, “Arena Pharmaceuticals,” “Arena,” “Company,” “we,” “us” and “our” refer to Arena Pharmaceuticals, Inc., and/or one or more of our wholly owned subsidiaries, unless the context otherwise provides. Arena Pharmaceuticals® and Arena® are registered service marks of Arena Pharmaceuticals, Inc.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)Appointment of Katharine Knobil, M.D., to our Board of Directors

On June 12, 2020, following our 2020 Annual Stockholders’ Meeting, or Annual Meeting, our Board of Directors, or Board, increased the size of the Board from eight directors to nine directors and appointed Katharine Knobil, M.D., effective immediately, to serve as a director until her successor is duly elected and qualified, or until her earlier death, resignation, or removal. Dr. Knobil has also been appointed to serve on the Board’s Corporate Governance and Nominating Committee.

Dr. Knobil currently serves as Chief Medical Officer and Head of Research and Development at Kaleido Biosciences. Prior to joining Kaleido, she spent more than 20 years at GlaxoSmithKline (GSK) in roles of increasing responsibility, most recently serving as Chief Medical Officer. As CMO of GSK, she oversaw and aligned medical affairs, health outcomes, global clinical safety and medical governance across the pharmaceutical, vaccines, and consumer businesses. Previously she served as CMO for Pharmaceuticals at GSK from 2015 to 2017, and prior to that, was senior vice president, Value Evidence and Outcomes. Dr. Knobil first joined GSK in 1997 as a research physician in respiratory clinical development, and subsequently held a number of roles, including leading the European respiratory clinical team, and building the late-stage clinical development for all therapeutic areas in China. Dr. Knobil was named one of 2018’s Fiercest Women in Life Sciences by FiercePharma. She has served on the Board of Directors of the National Health Council and has been active with the National Academies of Sciences, Engineering, Medicine, and the Patient Centered Outcomes Research Institute. Dr. Knobil received her B.A. from Cornell University, her M.D. from University of Texas Southwestern Medical School, and completed a Fellowship in Pulmonary and Critical Care Medicine at the Johns Hopkins Medical School.

There is no arrangement or understanding between Dr. Knobil and any other person pursuant to which Dr. Knobil was selected as a director, and there are no actual or proposed transactions between Dr. Knobil or any related person and us that would require disclosure under Item 404(a) of Regulation S-K.

Dr. Knobil is entitled to receive compensation and participate in plans of ours applicable to our non-employee directors, as more particularly described in the summary of our Non-Employee Director Compensation program that was filed as Exhibit 10.4 to our Quarterly Report on Form 10-Q for the quarter ended June 30, 2019, filed with the SEC on August 9, 2019. In accordance with such program, on the date of her appointment, Dr. Knobil was awarded 7,500 options to purchase shares of our common stock with exercise prices of $61.31 per share, and 3,669 restricted stock units. The stock options and restricted stock units were granted under the Arena Pharmaceuticals, Inc. 2020 Long-Term Incentive Plan, which was approved by the Company’s stockholders at the Annual Meeting and is summarized under Item 5.02(e) below. In accordance with the program, Dr. Knobil will also be entitled to receive a quarterly retainer of $15,000 for her service as a director and Corporate Governance and Nominating Committee member.

We have also entered into our standard form of indemnification agreement, or Indemnity Agreement, with Dr. Knobil. The Indemnity Agreement provides, among other things, that we will indemnify Dr. Knobil, under the circumstances and to the extent provided therein, for certain expenses which she may be required to pay in connection with certain claims to which she may be made a party by reason of her service to us as a director, and otherwise to the fullest extent under applicable law.

(e)Adoption of the Arena Pharmaceuticals, Inc. 2020 Long-Term Incentive Plan

At the Annual Meeting, along with other items discussed in Item 5.07 below, our stockholders approved our 2020 Long-Term Incentive Plan, or 2020 LTIP.

As of the stockholder approval of the 2020 LTIP, there were 2,015,449 shares of our common stock available for issuance thereunder. This number may be increased or decreased as described below.

The shares under the 2020 LTIP may be granted as incentive stock options, nonstatutory stock options, stock appreciation rights, restricted stock awards, restricted stock unit awards and performance awards. Performance awards may be based on the achievement of operational, financial, research and development, collaborative arrangements and other performance metrics provided under the 2020 LTIP, such as total stockholder return, revenue, research, development and regulatory achievements and strategic and operational initiatives.

Our 2017 Long-Term Incentive Plan, 2013 Long-Term Incentive Plan, 2012 Long-Term Incentive Plan, and 2009 Long-Term Incentive Plan, as amended, which are referred to as the Prior Plans, have all been previously terminated. Notwithstanding such termination, all outstanding awards under the Prior Plans will continue to be governed under the terms of the Prior Plans. The number of shares of common stock authorized for issuance under the 2020 LTIP may be increased by the number of shares subject to any stock awards under the Prior Plans that are forfeited, expire or otherwise terminate without the issuance of such shares and would otherwise be returned to the share reserve under the Prior Plans but for their termination and as otherwise provided in the 2020 LTIP.

Certain key features of the 2020 LTIP are summarized below.

Shares Available for Awards. The aggregate number of shares of our common stock that may be issued under the 2020 LTIP is 2,015,449 shares, plus any shares that return to the 2020 LTIP from awards granted under Section 3.1 of the 2017 LTIP or under any of the other Prior Plans after the date of stockholder approval of the 2020 LTIP.

The following shares will not be added to the number of shares available under the 2020 LTIP: (a) shares tendered by the participant or withheld by us in payment of the purchase price of an option granted under the 2020 LTIP or the Prior Plans, or to satisfy any tax withholding obligation with respect to any award granted under the 2020 LTIP or the Prior Plans, (b) shares subject to a stock appreciation right granted under the 2020 LTIP or the Prior Plans that are not issued in connection with the stock settlement of the stock appreciation right on exercise thereof, and (c) shares reacquired by us on the open market or otherwise using cash proceeds from the exercise of options granted under the 2020 LTIP or the Prior Plans.

Shares issued under awards granted in assumption of or in substitution for awards previously granted by a company acquired by us or with which we or any subsidiary combines, will not reduce the shares authorized for issuance under the 2020 LTIP. Shares issued under the 2020 LTIP may consist of authorized and unissued shares, treasury shares or shares purchased in the open market or otherwise. The Company will keep available at all times the number of shares reasonably required to satisfy then-outstanding stock awards.

Non-Employee Director Compensation Limit. The aggregate value of all compensation granted or paid, as applicable, to any individual for service as a non-employee director with respect to any period commencing on the date of the Company’s annual meeting of stockholders for a particular year and ending on the day immediately prior to the date of the Company’s annual meeting of stockholders for the next subsequent year, including equity awards granted under the 2020 LTIP and any other Company equity plans and cash fees paid by the Company to such non-employee director, will not exceed (i) $750,000 in total value or (ii) in the event such non-employee director is first appointed or elected to the Board of Directors during such period or with respect to a lead director or non-executive Board Chair role, $1,000,000 in total value, in each case calculating the value of any equity awards based on the grant date fair value of such awards for financial reporting purposes. For such purposes, any compensation shall be counted towards this limit for the service year in which it is earned (and not when settled or paid in the event it is deferred).

Eligibility; Awards to be Granted to Certain Individuals and Groups. Options, stock appreciation rights, restricted stock awards, restricted stock unit awards and performance awards may be granted under the 2020 LTIP. Options may be either “incentive stock options,” as defined in Section 422 of the Code, or nonstatutory stock options. Awards may be granted under the 2020 LTIP to any employee, non-employee member of our Board of Directors, consultant or advisor who provides us service, except for incentive stock options, which may be granted only to our employees or employees of our subsidiaries.

Certain Limits on Shares Subject to Awards. The aggregate maximum number of shares of common stock that may be issued pursuant to the exercise of incentive stock options granted under the 2020 LTIP on and after its effective date is 2,015,449 shares, with such number of shares subject to adjustment for certain corporate events, including mergers and stock splits..

Administration. The 2020 LTIP will be administered by the Compensation Committee, which shall consist of at least two directors, both of whom must qualify as “non-employee directors” under Rule 16b-3 of the Securities Exchange Act of 1934, as amended, and “independent directors” for purposes of the rules of the Nasdaq Stock Market to the extent required by such rules. The Compensation Committee has the authority to select the participants who will receive awards under the 2020 LTIP, to determine the type and terms of the awards, and to interpret and administer the 2020 LTIP. The Compensation Committee may delegate the right to make grants and otherwise take action on the Compensation Committee’s behalf under the 2020 LTIP to a committee of one or more directors and, to the extent permitted by law and Nasdaq Stock Market rules and regulation, to an executive officer or a committee of executive officers the right to grant awards to employees who are not our executive officers (subject to the limitation on the total number of shares that may be subject to such awards as specified by the Compensation Committee). The Compensation Committee may delegate authority to grant equity awards to a committee of one or more members of our Board of Directors, one or more of our executive officers, or a committee of our executive officers. The Compensation Committee has delegated to our Chief Executive Officer the authority to grant equity awards to non-executive employees consistent with the Board-approved hiring plan and grant guidelines and subject to certain limitations. It is the Compensation Committee’s policy for our Chief Executive Officer to report to it any such equity grants at its next regularly scheduled committee meeting following such grants.

Exercise Price. The exercise price of options granted under the 2020 LTIP is determined by the Compensation Committee at the time the options are granted. The exercise price of an option may not be less than 100% of the fair market value of the common stock on the date such option is granted, except in the case of substitute awards granted in connection with an acquisition; provided, however, that in the case of an incentive stock option granted to a participant who, at the time of the grant, owns stock representing more than 10% of the voting power of all of our classes of stock, the option price per share will be no less than 110% of the fair market value of one share of our common stock on the date of grant. The fair market value of the common stock is generally determined with reference to the closing price for the common stock on the Nasdaq Stock Market on the date the option is granted (or if there was no reported closing price on such date, on the last preceding date on which the closing price was reported).

No Repricing. The 2020 LTIP prohibits option and stock appreciation right repricings (other than to reflect stock splits, spin-offs or other corporate events described under “Adjustments upon Changes in Capitalization” below) unless stockholder approval is obtained. For purposes of the 2020 LTIP, a “repricing” means a reduction in the exercise price of an option or the grant price of a stock appreciation right, the cancellation of an option or stock appreciation right in exchange for cash or another award (except for awards granted in assumption of or in substitution for awards previously granted by a company acquired by us or with which we combine) under the 2020 LTIP if the exercise price of the cancelled option or grant price of the cancelled stock appreciation right is greater than the fair market value of the common stock, or any other action with respect to an option or stock appreciation right that may be treated as a repricing under the Nasdaq Stock Market rules.

Adjustments upon Changes in Capitalization. In the event of any merger, reorganization, consolidation, recapitalization, dividend or distribution (whether in cash, shares or other property, other than a regular cash dividend), stock split, reverse stock split, spin-off or similar transaction or other change in our corporate structure affecting our common stock or the value thereof, appropriate adjustments shall be made, in the discretion of the Compensation Committee, in the number and class of shares of stock subject to the 2020 LTIP, the number and class of shares of awards outstanding under the 2020 LTIP, the maximum shares that may be issued pursuant to incentive stock options and the exercise price of any outstanding option or stock appreciation right.

Change in Control. The Compensation Committee may, in its discretion, determine that, upon our “change in control” (as defined in the 2020 LTIP or otherwise defined in the agreement evidencing an award), options and stock appreciation rights outstanding as of the date of the change in control shall be cancelled and terminated without payment therefor if the fair market value of one share of our common stock as of the date of the change in control is less than the per share option exercise price or stock appreciation right grant price.

To the extent provided in an award agreement, in the event of a change in control in which the successor company assumes or substitutes for an option, stock appreciation right, restricted stock award or restricted stock unit award (or in which we are the ultimate parent corporation and continue the award), if a participant’s employment with such successor company (or us) or a subsidiary thereof terminates within the period following such change in control set forth in the award agreement (or prior if applicable) under the circumstances set forth in the award agreement, each award held by such participant at the time of such termination of employment will be fully vested, and options and stock appreciation rights may be exercised during the period following such termination set forth in the award agreement. If the successor company does not assume or substitute for such outstanding awards held by participants at the time of the change in control, then unless otherwise provided in the award agreement, the awards will become fully vested immediately prior to the change in control and will terminate immediately after the change in control.

The Compensation Committee, in its discretion, may also determine that, upon the occurrence of a change in control, each option and stock appreciation right outstanding shall terminate within a specified number of days after notice to the participant, and/or that each participant shall receive, with respect to each share of common stock subject to such option or stock appreciation right, an amount equal to the excess, if any, of the fair market value of such share immediately prior to the occurrence of such change in control over the exercise price per share of such option and/or stock appreciation right; such amount to be payable in cash, in one or more kinds of stock or property, or in a combination thereof, as the Compensation Committee, in its discretion, will determine.

Amendment and Termination of the 2020 LTIP. Our Board of Directors or the Compensation Committee may alter, amend, suspend or terminate the 2020 LTIP, from time to time as it deems advisable, subject to any requirement of applicable law or the rules and regulations of the Nasdaq Stock Market for stockholder approval. Neither our Board of Directors nor the Compensation Committee may, without stockholder approval to the extent required by law, amend the 2020 LTIP to increase the number of shares approved by our stockholders as available for awards under the 2020 LTIP (except in connection with inducement grants pursuant to Nasdaq Listing Rule 5635(c)(4)), expand the types of awards available under the 2020 LTIP, materially expand the class of persons eligible to participate in the 2020 LTIP, permit the grant of options or stock appreciation rights with an exercise or grant price of less than 100% of fair market value on the date of grant (except for substitute awards granted in connection with an acquisition), or increase the maximum term of the plan or of any options and stock appreciation rights. Neither our Board of Directors nor our Compensation Committee may, without the approval of our stockholders, take any action with respect to an option or stock appreciation right that may be treated as a repricing under the Nasdaq Stock Market rules (including a reduction in the exercise price of an option or stock appreciation right or the exchange of an option or stock appreciation right for cash or another award if the option or grant price is greater than the fair market value of the common stock). No such action by our Board of Directors or Compensation Committee may alter or impair any award previously granted under the 2020 LTIP without the written consent of the participant. The 2020 LTIP will expire on the 10th anniversary of its effective date, except with respect to awards then outstanding, and no further awards may be granted thereafter.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 15, 2020, the Company filed with the Secretary of State of the State of Delaware a Certificate of Amendment (the “Charter Amendment”) of its Amended and Restated Certificate of Incorporation (the “Charter”) to increase the authorized number of shares of the Company’s common stock from 73,500,000 to 147,000,000 shares. The Charter Amendment was approved by the Company’s stockholders at the Annual Meeting on June 12, 2020, as described below under Item 5.07.

On June 12, 2020, the Board approved an amendment (the “Bylaws Amendment”) to the Company’s bylaws (the “Bylaws”), effective immediately.  The Bylaws Amendment provides that, unless the Company consents in writing to the selection of an alternative forum, to the fullest extent permitted by law, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended.

Copies of the Charter Amendment and the Bylaws, as amended by the Bylaws Amendment, are attached to this report as Exhibits 3.1 and 3.2, respectively.

Item 5.07 Submission of Matters to a Vote of Security Holders.

We held our Annual Meeting on June 12, 2020. At the Annual Meeting, our stockholders:

(i)

Elected eight nominees for director to our Board of Directors to serve until the next annual meeting of stockholders and until their respective successors are elected and duly qualified or until their earlier resignation or removal;

(ii)	Approved, on an advisory basis, the compensation of our named executive officers, as disclosed in our proxy statement for the Annual Meeting;

(iii)	Approved an amendment to our Amended and Restated Certificate of Incorporation to effect an increase in the total number of authorized shares of our common stock;

(iv)	Approved the Arena Pharmaceuticals, Inc. 2020 Long-Term Incentive Plan; and

(v)	Ratified the appointment of KPMG LLP as our independent auditors for the fiscal year ending December 31, 2020.

The tables below set forth the results of the vote of our stockholders for the annual meeting.

Proposal 1: The election of directors

Director Nominee	For	Withheld	Broker Non-Votes
Jayson Dallas, M.D.	35,445,872	1,442,635	6,897,520
Oliver Fetzer, Ph.D.	35,450,967	1,437,540	6,897,520
Kieran T. Gallahue	34,002,505	2,886,002	6,897,520
Jennifer Jarrett	34,753,643	2,134,864	6,897,520
Amit D. Munshi	35,717,147	1,171,360	6,897,520
Garry A. Neil, M.D.	35,690,004	1,198,503	6,897,520
Tina S. Nova, Ph.D.	35,624,681	1,263,826	6,897,520
Manmeet S. Soni	26,284,497	10,604,010	6,897,520

Proposal 2: The approval, on a non-binding, advisory basis, of the compensation of our named executive officers, as disclosed in the proxy statement for the annual meeting

Votes for approval	34,743,271
Votes against approval	2,090,565
Abstentions	54,671
Broker non-votes	6,897,520

Proposal 3: The approval of an amendment to our Amended and Restated Certificate of Incorporation to effect an increase in the total number of authorized shares of our common stock

Votes for approval	37,879,413
Votes against approval	5,773,144
Abstentions	133,470
Broker non-votes	N/A

Proposal 4: The approval of the Arena Pharmaceuticals, Inc. 2020 Long-Term Incentive Plan

Votes for approval	24,828,954
Votes against approval	12,004,417
Abstentions	55,136
Broker non-votes	6,897,520

Proposal 5: The ratification of the appointment of KPMG LLP

Votes for approval	42,419,886
Votes against approval	1,208,940
Abstentions	157,201
Broker non-votes	N/A

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Certificate of Amendment No. 5 of the Fifth Amended and Restated Certificate of Incorporation of Arena, as amended
3.2	Amended and Restated Bylaws of Arena
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: June 16, 2020	Arena Pharmaceuticals, Inc.

	By:	/s/ Amit D. Munshi
Amit D. Munshi
President and Chief Executive Officer